Exhibit 99.1

FOR IMMEDIATE RELEASE	SYMBOL: LANC
October 30, 2014	TRADED: Nasdaq

LANCASTER COLONY REPORTS FIRST QUARTER SALES AND EARNINGS
COLUMBUS, Ohio, October 30 - Lancaster Colony Corporation (Nasdaq: LANC) today reported results for the company’s first fiscal quarter ended September 30, 2014. All prior-period financial results of the Glassware and Candles segment have been reclassified as discontinued operations due to the sale of effectively all the net operating assets of that segment on January 30, 2014. Highlights for the quarter:

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Net sales reached a first quarter record of $260 million, up five percent from the prior-year level of $248 million. Sales volumes in both the retail and foodservice channels improved with dressings, dips and frozen garlic bread products noted contributors on the retail side while increased sales to national chain restaurants provided a lift for foodservice. Placement costs for new products limited retail net sales growth as did the continued impact of deflationary pricing on foodservice net sales.

•
Operating income declined five percent to $34.6 million as the benefit of the higher sales volumes and modestly favorable ingredient costs were offset by higher placement costs, lower foodservice pricing and elevated freight expense. Operating margins were also pressured by increased operating costs due to our ongoing capacity constraints in dressing and sauce manufacturing. While our capacity expansion project remains on schedule for completion this calendar year, modest startup costs were recognized in the first quarter and are expected to continue through our second quarter.

•	Income from continuing operations was $22.8 million compared with $24.1 million last year. Earnings per share from continuing operations were $.83 versus $.88 a year ago.

•
First quarter net income also totaled $22.8 million or $.83 per share as there was no impact from discontinued operations while the prior-year net income was $24.8 million or $.91 per share, including a contribution of $0.7 million or $.03 per share from discontinued operations.

•	Cash dividends were maintained at the higher rate set in November 2013. The company’s debt-free balance sheet reflected $228 million in cash and equivalents at September 30, 2014.
Chairman and CEO John B. Gerlach, Jr. said, “We were satisfied with the sales growth for the quarter and will continue to invest in innovation and on-trend product development in both the retail and foodservice channels to support our strong market positions. While we are up against some tough comparisons for our second fiscal quarter versus prior year, we look forward to the completion of our dressing and sauce capacity project that should give rise to improved manufacturing performance in the back half of the fiscal year.”

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Conference Call on the Web
The company’s first quarter conference call is scheduled for this morning, October 30, at 10:00 a.m. ET. You may access the call through a live webcast by using the link provided on the company’s Internet home page at www.lancastercolony.com. Replays of the webcast will be made available on the company website.
About the Company
Lancaster Colony Corporation is a manufacturer and marketer of specialty food products for the retail and foodservice markets.

Forward-Looking Statements
We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). This news release contains various “forward-looking statements” within the meaning of the PSLRA and other applicable securities laws. Such statements can be identified by the use of the forward-looking words “anticipate,” “estimate,” “project,” “believe,” “intend,” “plan,” “expect,” “hope” or similar words. These statements discuss future expectations; contain projections regarding future developments, operations or financial conditions; or state other forward-looking information. Such statements are based upon assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions, expected future developments; and other factors we believe to be appropriate. These forward-looking statements involve various important risks, uncertainties and other factors, many of which are beyond our control, which could cause our actual results to differ materially from those expressed in the forward-looking statements. Some of the key factors that could cause actual results to differ materially from those expressed in the forward-looking statements include:

•	the potential for loss of larger programs or key customer relationships;

•	the effect of consolidation of customers within key market channels;

•	the success and cost of new product development efforts;

•	the lack of market acceptance of new products;

•	price and product competition;

•	the reaction of customers or consumers to the effect of price increases we may implement;

•	the possible occurrence of product recalls or other defective or mislabeled product costs;

•	changes in demand for our products, which may result from loss of brand reputation or customer goodwill;

•	fluctuations in the cost and availability of raw materials and packaging;

•	capacity constraints that may affect our ability to meet demand or may increase our costs;

•	dependence on contract manufacturers;

•	maintenance of competitive position with respect to other manufacturers;

•	adverse changes in freight, energy or other costs of producing, distributing or transporting our products;

•	stability of labor relations;

•	dependence on key personnel;

•	changes in estimates in critical accounting judgments;

•	the outcome of any litigation or arbitration; and

•
risks related to other factors described under “Risk Factors” in other reports and statements filed by us with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (available at www.sec.gov).

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Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update such forward-looking statements, except as required by law. Management believes these forward-looking statements to be reasonable; however, you should not place undue reliance on statements that are based on current expectations.

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FOR FURTHER INFORMATION:	Douglas A. Fell, Vice President, Treasurer and CFO, or
Dale N. Ganobsik, Director of Investor Relations
Lancaster Colony Corporation
Phone: 614/224‑7141
Email: ir@lancastercolony.com

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LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited) (b)
(In thousands except per-share amounts)

	Three Months Ended September 30,
	2014	2013
Net sales	$259,987	$248,137
Cost of sales	202,563	190,966
Gross margin	57,424	57,171
Selling, general & administrative expenses	22,820	20,740
Operating income	34,604	36,431
Interest income and other – net	8	(38)
Income from continuing operations before income taxes	34,612	36,393
Taxes based on income	11,851	12,341
Income from continuing operations	22,761	24,052
Income from discontinued operations, net of tax	—	749
Net income	$22,761	$24,801

Net income per common share:(a)
Continuing operations - basic and diluted	$0.83	$0.88

Discontinued operations - basic and diluted	$—	$0.03

Net income - basic and diluted	$0.83	$0.91

Cash dividends per common share	$0.44	$0.40

Weighted average common shares outstanding:
Basic	27,286	27,268
Diluted	27,316	27,312

(a)Based on the weighted average number of shares outstanding during each period.
(b)All glassware and candles operations have been reflected as discontinued in the prior-year period.

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LANCASTER COLONY CORPORATION
BUSINESS SEGMENT INFORMATION (Unaudited) (b)
(In thousands)

	Three Months Ended September 30,
	2014	2013

NET SALES - Specialty Foods	$259,987	$248,137

OPERATING INCOME
Specialty Foods	$37,499	$39,543
Corporate expenses	(2,895)	(3,112)
Total Operating Income	$34,604	$36,431

LANCASTER COLONY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (b)
(In thousands)

	September 30, 2014	June 30, 2014
ASSETS
Current assets:
Cash and equivalents	$227,561	$211,539
Receivables – net of allowance for doubtful accounts	63,031	57,808
Total inventories	78,611	74,516
Deferred income taxes and other current assets	16,911	23,428
Total current assets	386,114	367,291
Net property, plant and equipment	170,558	168,674
Other assets	102,246	102,665
Total assets	$658,918	$638,630

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$41,948	$37,907
Accrued liabilities	36,809	31,165
Total current liabilities	78,757	69,072
Other noncurrent liabilities and deferred income taxes	40,030	40,961
Shareholders’ equity	540,131	528,597
Total liabilities and shareholders’ equity	$658,918	$638,630
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